Exhibit 99.1


         SCBT Financial Corporation Reports First Quarter 2004 Earnings

    COLUMBIA, S.C.--(BUSINESS WIRE)--April 21, 2004--SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust and South Carolina Bank and Trust of the Piedmont, reports earnings results for the three-month period ended March 31, 2004.

    Results of Operations and Financial Results

    Please refer to the accompanying tables for detailed comparative data reflecting results of operations and other financial information.
    Net earnings for the 2004 first quarter were $3,366,000 compared with $3,421,000 in the comparable period of 2003, a decline of 1.6 %. Diluted earnings per share were $0.43 for the first quarter of 2004, compared to $0.44 in 2003. C. John Hipp, III, President and Chief Executive Officer noted, "In spite of current net interest margin and secondary market mortgage origination fee challenges, we believe SCBT is poised to take advantage of an eventual rise in interest rates. Average earning assets increased 6 % in the first quarter of 2004 compared to a year earlier, led by better than 10 % growth in the loan portfolio."
    Compared to the same period last year, average earning assets in the first quarter of 2004 increased by $67,281,000, or 6.2 %. While average balances of mortgage loans held for sale and investment securities decreased, average total loans, net of unearned income, were up $91,604,000, or 10.5 %. In similar quarterly comparisons, average total deposits increased $65,564,000, or 7.2 %. Total loans, net of unearned income, were $990,648,000 at March 31, 2004, reflecting robust growth of $51.9 million, or 5.5 % in the three months since year-end 2003. Total deposits also showed significant first quarter growth, increasing by $54.8 million, or 5.8 % to top the $1 billion mark for the first time. Total assets at March 31, 2004 were $1,279,631,000, up 7.3 % from the previous year and 6.8 % from December 31, 2003. Balance sheet growth in the first quarter has been the result of strong loan demand, funded primarily by increases in deposits. At March 31, 2004, total shareholders' equity was $115,010,000, an increase of 8.9% from the first quarter of 2003. The Company continues to maintain a strong capital position, reflected in a book value per basic share of $14.90 and a total equity-to-assets ratio of 8.99%, both increases over the March 2003 quarter. The 2004 and 2003 first quarter operating results represent annualized returns on average assets of 1.10% and 1.20%, respectively, and annualized returns on average total equity of 11.96% and 13.23%, respectively.
    Non-taxable equivalent net interest income (before provision for loan losses) was $12,452,000 for the first quarter of 2004, up from $12,300,000 in the comparable period last year. Historically low interest rates continue to pressure the net interest margin. Because deposits rates are currently at levels that make significant further decreases unlikely, we continue to focus on maintaining earning asset yields and seek opportunities to enhance future returns. The taxable-equivalent net interest margin for the first quarter of 2004 was 4.44 %, compared with $4.51 % in the fourth quarter of 2003 and
4.70 % in last year's first quarter. Continued growth in earning assets and in low-rate and noninterest bearing deposits have helped to provide small increases in net interest income despite the compression in net interest margin yields.
    Non-interest income for the first quarters of 2004 and 2003 was $5,716,000 and $5,381,000 respectively. This 6.2% increase was largely due to a $782,000 pretax gain ($508,000 after tax) on the sale of the Cameron, SC branch of South Carolina Bank and Trust, offsetting a slight decline in service charges on deposit accounts and 41.8 % lower secondary market mortgage origination fees, resulting from a decline in refinance activity begun in the fourth quarter of 2003. Non-interest expenses were $12,486,000 in the first quarter, up 7.4 % from $11,629,000 in the comparable period of 2003. This increase was due in part to $266,000 pretax ($173,000 after tax) of non-recurring expenses associated with several first quarter projects, including the acquisition of a branch in Denmark, SC by South Carolina Bank and Trust, the corporate name change to SCBT Financial Corporation, the new listing on the NASDAQ Stock Market, and consulting fees in connection with contract analyses for cost reduction opportunities. Other increases reflect higher salary and benefit expenses and furniture, equipment and occupancy costs associated with additional bank facilities, including the year-old corporate headquarters in Columbia.
    Strong asset quality measurements continue to distinguish SCBT among its industry peers. At March 31, 2004, nonperforming loans totaled $6,912,000, or 0.70% of period end loans. Other real estate owned amounted to $1,554,000. The allowance for loan losses, at $12,234,000, represented 1.23% of total loans, net of unearned income. The current allowance provides 1.77 times coverage of nonperforming loans and approximately 12 times coverage of first quarter annualized net charge-offs. Net charge-offs in the first quarter totaled $254,000, or an annualized 0.11% of average loans net of unearned income. The provision for loan losses for the quarter was $788,000 compared to $839,000 in the comparable period last year and $446,000 in the immediately preceding quarter. (The loan data above do not include mortgage loans held for sale.)
    Each of SCBT's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $3,186,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $360,000.
    "First quarter operating earnings were not in line with past quarterly trends," continued CEO John Hipp. "However, we do feel that strong loan growth and close attention to yields in this low-rate environment, coupled with renewed emphasis on non-interest income and expense components, will play to our advantage going forward. Several exciting projects were undertaken in a very busy first quarter: In February we announced the corporate name change and noted our intent to more closely identify the holding company with its banking subsidiaries, as well as to reflect the expansion of SCBT into more South Carolina communities. In March, the Company moved its stock listing to the NASDAQ National Market, which features a multiple market-maker system, and began trading under the "SCBT" symbol in order to enhance our stock's visibility and liquidity. Our lead bank, South Carolina Bank and Trust, completed two bank branch transactions, first acquiring an attractive in-market branch facility in Denmark, and then selling the Cameron branch, resulting in positive gain recognition. Additionally, South Carolina Bank and Trust has just consolidated all of its retail sales and support functions under the leadership of a Sales Executive, Marc Bogan. Also, the bank has recently created a Wealth Management Group under Todd Harward's direction. This group will integrate and advance our efforts in private banking, trust activities, asset management and retail investments. As a final note, we are planning to expand our current mortgage lending operations during the current quarter. In spite of the continued challenges of this economic environment, we are confident in the long-term benefits to be achieved through our strategy of delivering "big bank services and small bank service". This is a business prescription that has served us exceptionally well in 70 years of service to our South Carolina communities."

    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. Through these banking subsidiaries, SCBT Financial Corporation operates 33 locations in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT".

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of SCBT's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                  Three months ended
                                        March 31,
                                 ---------------------   %
EARNINGS SUMMARY                    2004       2003    Change
(non tax equivalent)             ---------- ---------- ------
Interest income                    $15,559    $16,369   -4.9%
Interest expense                     3,106      4,069  -23.7%
                                 ---------- ----------
Net interest income                 12,452     12,300    1.2%
Provision for loan losses(1)           788        839   -6.0%
Noninterest income                   5,716      5,381    6.2%
Noninterest expense                 12,486     11,629    7.4%
                                 ---------- ----------
Earnings before income taxes         4,894      5,214   -6.1%
Provision for income taxes           1,528      1,792  -14.7%
                                 ---------- ----------
Net earnings                        $3,366     $3,421   -1.6%
                                 ========== ==========
Basic earnings per share            $0.436     $0.446   -2.1%
                                 ========== ==========
Basic weighted average shares    7,710,396  7,673,581    0.5%
Diluted earnings per share          $0.430     $0.440   -2.3%
                                 ========== ==========
Diluted weighted average shares  7,800,907  7,732,209    0.9%

 Cash dividends declared per
  common share                      $0.171     $0.160    6.9%
 Dividend payout ratio               35.78%     32.31%

                            AVERAGE for Quarter Ended
               ---------------------------------------------------
                 Mar.      Dec.        Sep.       Jun.       Mar.
                  31,       31,         30,        30,        31,
                 2004      2003        2003       2003       2003
               -------    -------    -------    -------    -------
BALANCE SHEET
 HIGHLIGHTS
Mortgage loans
 held for sale $11,913    $16,360    $79,218    $48,724    $28,620
Total loans(1) 962,598    924,911    905,855    895,261    870,994
Totalinvestment
 securities    145,464    162,944    170,164    172,487    167,987
Earning
 assets      1,151,180  1,113,805  1,158,996  1,135,746  1,083,899
Total assets 1,235,565  1,191,277  1,235,528  1,209,091  1,156,659
Noninterest
 bearing
  deposits     178,439    179,488    189,071    174,141    148,612
Interest
 bearing
  deposits     793,789    769,255    778,286    789,391    758,053
Total
 deposits      972,228    948,743    967,356    963,531    906,664
Nondeposit
 borrowings    142,997    125,106    154,723    132,183    140,618
Shareholders'
 equity        113,177    110,659    108,599    106,990    104,845

                                 ENDING Balance
               ---------------------------------------------------
                 Mar.      Dec.        Sep.       Jun.       Mar.
                  31,       31,         30,        30,        31,
                 2004      2003        2003       2003       2003
               -------    -------    -------    -------    -------
BALANCE SHEET
 HIGHLIGHTS
Mortgage loans
 held for sale $18,633    $12,346    $35,923    $53,934    $31,393
Total loans(1) 990,648    938,760    913,381    899,070    881,383
Total
 investment
 securities    144,078    152,009    162,192    183,454    190,230
Allowance for
 loan
  losses(1)    (12,234)   (11,700)   (11,473)   (11,112)   (11,233)
Premises and
 equipment      32,496     32,180     32,010     31,932     30,984
Total assets 1,279,631  1,197,692  1,198,821  1,229,244  1,192,941
Noninterest
 bearing
  deposits     198,015    169,192    184,760    196,855    177,207
Interest
 bearing
  deposits     803,056    777,086    748,752    789,073    764,198
Total
 deposits    1,001,071    946,278    933,511    985,928    941,404
Nondeposit
 borrowings    153,536    133,017    149,916    130,833    139,544
Total
 liabilities 1,164,621  1,085,343  1,088,973  1,121,172  1,087,293
Shareholders'
 equity        115,010    112,349    109,848    108,071    105,648

Actual # shares
 outstanding 7,719,390  7,690,186  7,686,107  7,681,616  7,678,934

   (1) Loan data excludes mortgage loans held for sale.

                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)
                          ---------------------------------------
                            Mar.    Dec.   Sep.     Jun.    Mar.
                            31,     31,     30,      30,     31,
                           2004    2003    2003     2003    2003
                          ------- ------- -------  ------ -------
NONPERFORMING ASSETS
 (ENDING balance)
Nonaccrual loans          $5,465  $4,669  $3,443  $3,437  $3,339
Other real estate owned    1,554   1,465   1,540     670     496
Accruing loans past due 90
 days or more              1,447   2,082   2,281   1,774   2,383
                          ------- ------- -------  ------ -------
  Total nonperforming
   assets                 $8,466  $8,216  $7,264  $5,881  $6,218
                          ======= ======= =======  ====== =======
Total nonperforming assets
 as a percentage of total
   loans and OREO(1)        0.85%   0.87%   0.79%   0.65%   0.71%
                          ======= ======= =======  ====== =======

                                    Quarter Ended
                     --------------------------------------------
                       Mar.     Dec.     Sep.     Jun.     Mar.
                        31,      31,      30,      30,      31,
                       2004     2003     2003     2003     2003
                     -------- -------- -------- -------- --------
ALLOWANCE FOR LOAN
 LOSSES(1)
Balance at beginning
 of period           $11,700  $11,473  $11,112  $11,233  $11,065
Loans charged off       (458)    (380)    (554)    (678)    (799)
Loan recoveries          204      161       84      327      128
                     -------- -------- -------- -------- --------
  Net (charge-offs)
   recoveries           (254)    (219)    (470)    (351)    (671)
Provision for loan
 losses                  788      446      831      230      839
                     -------- -------- -------- -------- --------
Balance at end of
 period               12,234   11,700   11,473   11,112   11,233
                     ======== ======== ======== ======== ========

Allowance for loan
 losses as a
  percentage of total
   loans(1)             1.23%    1.25%    1.26%    1.24%    1.27%
                     ======== ======== ======== ======== =========
Allowance for loan
 losses as a
  percentage of
   nonperforming
    loans             177.00%  173.30%  200.44%  213.22%  196.29%
                     ======== ======== ======== ======== ========
Net charge-offs as a
 percentage of
  average loans
   (annualized)(1)      0.11%    0.09%    0.21%    0.16%    0.31%
                     ======== ======== ======== ======== ========
Provision for loan
 losses as a
  percentage of
   average total loans
    (annualized)(1)     0.32%    0.19%    0.36%    0.10%    0.39%
                     ======== ======== ======== ======== ========

                              Mar.              Mar.
                               31,      % of     31,       % of
                              2004      Total   2003      Total
                            --------   ------ --------   ------
LOAN PORTFOLIO
 (ENDING balance)(1)
Commercial                  $111,155   11.21% $109,838   12.45%
Consumer                      96,528    9.74%  108,185   12.26%
Real estate:
  Commercial                 377,723   38.11%  331,596   37.57%
  Consumer                   257,804   26.01%  226,237   25.63%
Firstline                    112,848   11.38%   88,846   10.07%
Other loans                   35,152    3.55%   17,882    2.03%
                            --------   ------ --------   ------
Total loans (gross)(1)       991,209  100.00%  882,583  100.00%
Unearned income                (561)       0   (1,200)       0
                            --------   ------ --------   ------
Total loans (net of
 unearned income)(1)        $990,648  100.00% $881,383  100.00%
                            ========   ====== ========   ======

Mortgage loans held for sale $18,633           $31,393

                                Quarter Ended
             ------------------------------------------------------
                Mar.       Dec.       Sep.       Jun.       Mar.
                 31,        31,        30,        30,        31,
                2004       2003       2003       2003       2003
             ---------- ---------- ---------- ---------- ----------
SELECTED
 RATIOS
Return on
 average
  assets
  (annualized)    1.10%      1.22%      1.25%      1.26%      1.20%
             ========== ========== ========== ========== ==========
Return on
 average
  equity
  (annualized)   11.96%     13.15%     14.20%     14.29%     13.23%
             ========== ========== ========== ========== ==========
Net interest
 margin (tax
 equivalent)      4.44%      4.52%      4.50%      4.53%      4.70%
             ========== ========== ========== ========== ==========
Efficiency
 ratio (tax
 equivalent)     67.74%     66.27%     65.50%     66.09%     64.79%
             ========== ========== ========== ========== ==========
End of period
 book value
  per common
   share         $14.90     $14.61     $14.29     $14.07     $13.76
             ========== ========== ========== ========== ==========
End of period
 # shares    7,719,390  7,690,186  7,686,107  7,681,616  7,678,934
             ========== ========== ========== ========== ==========
End of period
 Equity-to-
  Assets          8.99%      9.38%      9.16%      8.79%      8.86%
             ========== ========== ========== ========== ==========

   (1) Loan data excludes mortgage loans held for sale.

                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                    Three Months Ended
                 -----------------------------------------------------
                         March 31, 2004           March 31, 2003
                 --------------------------- -------------------------
                                      Yield                      Yield
                  Average             (NON-  Average             (NON-
                  Balance    Interest  TE)   Balance   Interest   TE)
                 ----------  -------- ----- ---------- --------  -----
YIELD ANALYSIS
Interest Earning
 Assets:
  Total Interest
   Earning
    Assets       $1,151,180   15,559  5.44% $1,086,092   16,369  6.11%

Noninterest
 Earning Assets:
  Total
   Noninterest
    Earning
     Assets          84,386                     70,567

                 ----------                 ----------
    Total Assets $1,235,565                 $1,156,659
                 ==========                 ==========

Interest Bearing
 Liabilities:
  Total Interest
   Bearing
    Liabilities    $936,786   $3,106  1.33%   $898,671    4,069  1.84%

Noninterest
 Bearing
  Liabilities:
Total Noninterest
 Bearing
  Liabilities       185,602                    153,143
Shareholders'
 Equity             113,177                    104,845
                 ----------                 ----------
 Total Non-IBL
  and Shareholders'
   Equity           298,779                    257,988

                 ----------                 ----------
 Total
  Liabilities and
   Shareholders'
    Equity       $1,235,565                 $1,156,659
                 ==========                 ==========


Net Interest
 Income and                 --------                    --------
  Margin (NON-TAX EQUIV.)    $12,452  4.35%             $12,300  4.59%
                            ========  -----             ======== -----
Net Interest
 Margin (TAX
  EQUIVALENT)                         4.44%                      4.70%
                                      =====                      =====

                                     Three months ended
                                          March 31,
                                      ---------------    %
                                       2004     2003   Change
NON-INTEREST INCOME & EXPENSE         ------   ------  ------
Noninterest income:
   Service charges on deposit
    accounts                          $2,808   $2,867   -2.0%
   Secondary market mortgage fees        840    1,445  -41.8%
   Trust fees                            138      184  -24.7%
   Other service charges,
    commissions, fees                  1,929      886  117.6%
                                     -------- --------
         Total noninterest income     $5,716   $5,381    6.2%
                                     ======== ========
Noninterest expense:
   Salaries and employee benefits     $6,831   $6,710    1.8%
   Net furniture and equipment
    expense                            1,073    1,021    5.1%
   Net occupancy expense                 781      660   18.2%
   Amortization                          118      145  -18.7%
   Other                               3,683    3,093   19.1%
                                     -------- --------
         Total noninterest expense   $12,486  $11,629    7.4%
                                     ======== ========


    CONTACT: SCBT Financial Corporation
             Richard C. Mathis, 803-765-4618
             Fax: 803-765-1966